UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 22, 2009

Eastman Kodak Company
(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street,
Rochester, New York 14650
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:   (585) 724-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  Other Events.
On December 22, 2009, Eastman Kodak Company ("Kodak") and Samsung Electronics Co., Ltd. ("Samsung") agreed to negotiate a definitive agreement to settle Kodak’s patent infringement proceeding against Samsung before the U.S. International Trade Commission (the “ITC Proceeding”) and a technology cross license agreement.  Following the execution of definitive settlement and cross license agreements, Kodak and Samsung will seek an ITC order terminating the ITC proceeding.  Such agreements will be subject to the issuance of a termination order by the ITC.  Samsung has also agreed to make a non-refundable payment to Kodak in December 2009 creditable against its future patent license royalty obligations to Kodak.

On November 17, 2008, Kodak filed a complaint with the U.S. International Trade Commission (“ITC”) against Samsung Electronics Co., Ltd., Samsung Electronics America Inc., and Samsung Telecommunications America LLC for infringement of patents related to digital camera technology.  The hearing before the ITC was concluded on October 16, 2009 and an Initial Decision was issued by the Administrative Law Judge on December 17, 2009 finding Kodak’s asserted patents valid and infringed.  Kodak is seeking a limited exclusion order preventing importation of infringing devices, including certain mobile telephones and wireless communication devices featuring digital cameras.

ITEM 9.01  Financial Statements and Exhibits.

(d)  Exhibits

(99.1)	Press release issued by Eastman Kodak Company on December 23, 2009 relating to Kodak and Samsung's agreement to negotiate a settlement of their patent dispute before the ITC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

By:   /s/ Laura G. Quatela

Laura G. Quatela
Chief Intellectual Property Officer

Date:  December 23, 2009

EASTMAN KODAK COMPANY
INDEX TO EXHIBITS

Exhibit No.

(99.1)	Press release issued by Eastman Kodak Company on December 23, 2009 relating to Kodak and Samsung's agreement to negotiate a settlement of their patent dispute before the ITC.